                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                       FIRST NORTH AMERICAN NATIONAL BANK
               (Originator of the FNANB Credit Card Master Trust)
                         FNANB CREDIT CARD MASTER TRUST
             (Exact name of registrant as specified in its charter)


  United States                                          58-1897792
-----------------                                    ------------------
(State or other                                       (IRS Employer
 jurisdiction of                                     Identification No.)
 incorporation)



  225 Chastain Meadows Court, Kennesaw, Georgia                   30144
------------------------------------------------                ---------
    (Address of principal executive offices)                    (Zip Code)


                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                                      Name of each exchange
Title of each class                                   on which each class
to be so registered                                   is to be registered
-------------------                                   ----------------------
         None                                                None


                     Securities to be Registered Pursuant to
                            Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 1998-1
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 1998-1
                (collectively, the "Series 1998-1 Certificates")
                ------------------------------------------------
                                (Title of Class)

Item  1.         Description of Registrant's Securities to be Registered.

                 The information required in Item 1 is incorporated by reference to the sections entitled "Description of the Certificates" contained on pages 57 through 83 of the Prospectus for the FNANB Credit Card Master Trust and the Series 1998-1 Certificates dated November 9, 1998, which pages are attached as Exhibit 3 hereto.

Item 2.          Exhibits.

                 Exhibit 1          Master Pooling and Servicing Agreement
                                    dated as of October 30, 1997 between First
                                    North American National Bank, as Transferor and Servicer, and First Union National Bank, as Trustee.(1)

                 Exhibit 2 Series 1998-1 Supplement dated as of November 13, 1998 to the Master Pooling and Servicing Agreement dated as of October 30, 1997 between First North American National Bank, as Transferor and Servicer, and First Union National Bank, as Trustee.(2)

                 Exhibit 3 Section entitled "Description of the Certificates" contained on pages 57 through 83 of the Prospectus for the FNANB Credit Card Master Trust and the Series 1998-1 Certificates dated November 9, 1998.(3)


----------------

        (1) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-32591) filed with the Securities and Exchange Commission on November 12, 1997.

        (2) Incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the registrant's Registration Statement on Form S-3 (Registration No. 333-58391) filed with the Securities and Exchange Commission on November 10, 1998.

        (3) Only the pages specified are filed as an exhibit hereto. The Prospectus for the FNANB Credit Card Master Trust and the Series 1998-1 Certificates was filed with the Securities and Exchange Commission on November 10, 1998 as part of Amendment No. 4 to the registrant's Registration Statement on Form S-3 (Registration No. 333-58391).

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                FIRST NORTH AMERICAN NATIONAL BANK,
                                  as Co-Registrant and as Servicer on
                                  behalf of the FNANB Credit Card Master
                                  Trust as Co-Registrant


                                By:  /s/ Michael T. Chalifoux
                                     --------------------------------------
                                     Michael T. Chalifoux
                                     Chairman of the Board and President



Date: January 15, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       TO
                                    FORM 8-A


                         FNANB CREDIT CARD MASTER TRUST